SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 11, 2002

Date of report (Date of earliest event reported)

Mesaba Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 26th Avenue South, Minneapolis, Minnesota 55450

(Address of Principal Executive Offices, including Zip Code)

(612) 726-5151

(Registrant’s Telephone Number, including Area Code)

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                On July 11, 2002, the board of directors of Mesaba Holdings, Inc. (the “Company”) engaged Deloitte & Touche LLP as the Company’s new independent accountant for the fiscal year ending March 31, 2003.  During the two most recent fiscal years and through July 11, 2002, the Company did not consult with Deloitte & Touche LLP regarding (1) the application of accounting principles to any specific transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Company’s financial statements, or (3) any disagreement or reportable event (as described in Regulation S-K Item 304(a)(1)(iv) or (v)).

                On July 11, 2002, the board of directors dismissed Arthur Andersen LLP (“AA”) as the Company’s independent accountant.  The reports of AA on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The Audit Committee of the Company’s board of directors participated in and approved the decision to change independent accountants.  In connection with its audits for the two most recent fiscal years and through July 11, 2002, there have been no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of AA would have caused AA to make reference thereto in its report on the financial statements for such years.  During the two most recent fiscal years and through July 11, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                In accordance with temporary regulation Item 304T of Regulation S-K, the Company has used reasonable efforts to obtain from AA a letter stating whether AA agrees with the above statements.  The Company has been informed that AA is unable to provide such a letter, and therefore none is filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 16, 2002.

MESABA HOLDINGS, INC.

By:	/s/ Robert E. Weil
Robert E. Weil
Vice President, Chief Financial Officer
and Treasurer